FIRST AMENDED LICENSE AGREEMENT

This First Amended License Agreement is entered into on this 25th day of August, 2005 by and between TRYON LABORATORIES, INC., a Delaware corporation ("TRYON"), CORNERSTONE BIOPHARMA LTD., an Anguilla Company ("CORNERSTONE") and AURIGA LABORATORIES, INC., a Delaware corporation ("AURIGA") (hereinafter collectively referred to as the "Parties").

WHEREAS, on May 24, 2005 the Parties entered into a License Agreement (the "Agreement");

WHEREAS TRYON and AURIGA reorganized such that AURIGA and TRYON are part of one organization, hereinafter referred to as AURIGA;

WHEREAS, the Parties now desire to amend the Agreement as follows:

Paragraph 2 "License Grant" is hereby deleted in its entirety and the following is substituted in its place:

License Grant

Effective as of August 1, 2005 (the "Effective Date of the License"), Auriga will be granted an exclusive, world-wide, perpetual license, including the right to grant sublicenses, subject to section 4 below, to use the Licensed Rights, and the goodwill associated therewith, in connection with the sale, marketing, and promotion of Products, subject to the terms and conditions contained herein under the terms set forth in Exhibit "A."

IN WITNESS WHEREOF, the parties have executed this First Amended License Agreement as of the date first above written.

CORNERSTONE BIOPHARMA, LTD.

By: ______________________

CRAIG COLLARD
PRESIDENT AND CEO

AURIGA LABORATORIES, INC.

By: ______________________

GLYNN WILSON
PRESIDENT